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                          NON-SOLICITATION AGREEMENT

       This Agreement is made and entered into this 26th day of July, 1995, by and among MASADA SECURITY, INC., a Delaware corporation ("Masada") and NETWORK MULTI-FAMILY SECURITY CORPORATION, a Delaware corporation ("Seller").

                                   RECITALS


       Pursuant to the terms of an Asset Purchase Agreement dated as of July 26th, 1995 (the "Purchase Agreement"), Masada is purchasing certain of the assets and properties of Seller.

       Seller is uniquely experienced in the development and operation of the security alarm system business, and Masada is unwilling to acquire the assets referenced in the Purchase Agreement without first obtaining the agreement of Seller not to solicit Masada's business.

       As an inducement to the consummation of the transactions evidenced by the Purchase Agreement, Seller is willing to issue this Non-Solicitation Agreement to Masada and acknowledges that valuable direct consideration will be paid to it as a result of its execution and delivery of this Agreement.

                                  AGREEMENT


       NOW, THEREFORE, the parties hereto in consideration of the mutual covenants, agreements and specific considerations set forth below, the sufficiency and adequacy of which is hereby acknowledged, and intending to be legally bound, agree as follows:

       Section 1. Non-Solicitation Covenant. Seller shall not in any manner, directly or indirectly, through any corporation, partnership or any other entity (i) solicit or provide security monitoring services to any person or entity set forth on Schedules 1(a), 1(b) and 1(c) to the Purchase Agreement,
(ii) use, communicate, inform or otherwise divulge to any third party any information pertaining to the persons and entities set forth on Schedules 1(a), 1(b) and 1(c) to the Purchase Agreement, or (iii) otherwise take any action which would adversely affect Masada's interest in the Alarm Accounts, Non-Conforming Alarm Accounts, and Other Contracts (as such terms are defined in the Purchase Agreement) purchased from Seller.

      Section 2. Consideration. Seller acknowledges that the consideration paid to it pursuant to the Purchase Agreement constitutes sufficient and adequate consideration for the execution and delivery to Masada of this Agreement.

      Section 3. Remedies for Breach. Seller recognizes that in the event of a breach of the covenants herein contained, it will be difficult to determine the damages which would be suffered by Masada, and therefore, Seller agrees and acknowledges that Masada may obtain injunctive relief to prevent further breaches of the covenants herein contained, in addition to provable damages.
It is specifically understood that in the event of litigation arising from a
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breach of the covenants herein contained, Masada shall be entitled to recover in addition to damages and injunctive relief, all costs incurred, including reasonable attorneys' fees.

        Section 4. Partial Invalidity. In the event any provision or portion of this Agreement is deemed to be invalid or unenforceable in whole or in part for any reason, the remainder thereof shall not be invalidated or rendered unenforceable or otherwise adversely affected. Without limiting the generality of the foregoing, if the provisions of non-solicitation covenant shall be deemed to create a restriction which is unreasonable as to duration or geographical area or both, the parties agree that the provisions of this Agreement shall be enforced for such duration and in such geographical area as any court of any competent jurisdiction may determine to be reasonable.

        Section 5. Successors and Assigns. Seller acknowledges that the covenants contained herein are unique and personal, and that Seller may not assign any of its rights or delegate any of its duties or obligations under this Agreement. The rights and obligations of Masada under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Masada.

        Section 6. Notices. Any notice required or permitted to be delivered pursuant to the terms of this Agreement shall be considered to have been sufficiently delivered within five days after posting, if mailed by U.S. Mail, certified or registered, return receipt requested, postage prepaid or, upon receipt by overnight courier maintaining records of receipt by addressee or if delivered by hand or telecopied with the original notice being mailed the same day by one of the foregoing methods and addressed as follows:


        IF TO MASADA AT:

        Masada Security, Inc.
        950 22nd Street North, Suite 800
        Birmingham, AL 35203

        Attention: Terry W. Johnson

        TELECOPY: 1-800-531-3293




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        WITH COPY TO:

        Burr & Forman
        3100 SouthTrust Tower
        420 North 20th Street
        Birmingham, Alabama 35203

        Attention: W. Lee Thuston, Esq.

        TELECOPY: (205) 458-5100


        IF TO SELLER AT:

        Network Multi-Family Security Corporation
        14275 Midway Road, Suite 440
        Dallas, Texas 75244

        Attention: Stephen D. Parker

        TELECOPY:  (214) 419-3170

or at such other address as the party may designate by 10 days advance written notice to the other party. Notice shall be effective when delivered to a responsible person at the address of the addressee.

        Section 7. Waiver of Breach. The waiver by Masada of a breach of any provision of this Agreement by Seller shall not operate or be construed as a waiver of any subsequent breach by Seller. No waiver shall be valid unless in writing and signed by an authorized representative of Masada.

        Section 8. Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

        Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, excluding its conflict of laws principles.



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        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                        MASADA SECURITY, INC.



                                        By: /s/ Terry W. Johnson
                                            --------------------------
                                            Its: President
                                                ----------------------


                                        NETWORK MULTI-FAMILY
                                          SECURITY CORPORATION



                                        By:  /s/ Tom K. Gleason
                                             -------------------------
                                             Its: President
                                                 ---------------------